UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2015 (October 8, 2015)

WESCO International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14989 (Commission File Number)	25-1723342 (IRS Employer Identification No.)

225 West Station Square Drive Suite 700 Pittsburgh, Pennsylvania (Address of principal executive offices)		15219 (Zip Code)
(412) 454-2200
(Registrant's telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

As described below under Item 5.02, Mr. Stephen A. Van Oss, who is Senior Vice President and Chief Operating Officer of WESCO International, Inc. (the “Company”) until his agreed upon retirement date of December 31, 2015 (the “Termination Date”), will receive certain severance benefits pursuant to a Release Agreement (the “Release”) that the Company entered into with him on October 8, 2015 in accordance with the severance benefits described in the Amended and Restated Employment Agreement between the Company and Mr. Van Oss dated September 1, 2009 (the “Agreement”), which was filed as Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2009. The disclosure set forth below under Item 5.02 is hereby incorporated by reference into this Item 1.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On October 8, 2015, the Company entered into the Release with Mr. Van Oss. The Release will become effective on October 16, 2015, subject to Mr. Van Oss's right to revoke the Agreement prior to that date. Under the terms of the Release, Mr. Van Oss has agreed to a general release of claims with respect to the Company and, in accordance with the Agreement, to non-competition, non-solicitation, non-disparagement, and confidentiality provisions. The Release also provides for certain severance benefits in accordance with the severance benefits described in Section 7.4(a) of the Agreement.

The foregoing is a summary of the material terms of the Release and is not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Release, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO International, Inc.
(Registrant)

October 9, 2015	By:	/s/ Kenneth S. Parks
(Date)		Kenneth S. Parks
Senior Vice President and Chief Financial Officer